                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   Unitrin, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] UNITRIN

                                   Notice of

                                     2002

                                Annual Meeting

                              and Proxy Statement



                One East Wacker Drive . Chicago, Illinois 60601

[LOGO] UNITRIN
                            One East Wacker Drive,
                            Chicago, Illinois 60601

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 1, 2002

    The 2002 Annual Meeting of Shareholders of Unitrin, Inc. (the "Company" or "Unitrin") will be held at 10:00 a.m. on Wednesday, May 1, 2002 at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670. The purpose of the Annual Meeting will be to:

    (1) Elect a Board of Directors;

    (2) Approve the adoption of the Unitrin, Inc. 2002 Stock Option Plan; and

    (3) Conduct such other business properly brought before the meeting.

    The Board of Directors has fixed March 11, 2002 as the record date for determining shareholders entitled to receive this notice and vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of shareholders as of the close of business on March 11, 2002 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 1, 2002 during ordinary business hours at the Company's executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

                                          By Order of the Board of Directors

                                          /s/

                                            Scott Renwick
                                          Scott Renwick
                                          Secretary

Chicago, Illinois
March 25, 2002

 Important: Whether or not you plan to attend the Annual Meeting, please fill in, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. If you are a shareholder of record, you may also give a proxy by telephone or through the internet by following the instructions printed on your proxy card.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND
  VOTING.........................................................................   1
    Proxy and Proxy Statement....................................................   1
    Voting and Record Date.......................................................   1
    Quorum and Required Vote.....................................................   6
    Shareholder Proposals and Nominations........................................   6
    Cost of Proxy Solicitation...................................................   7
    Additional Information about Unitrin.........................................   7

OWNERSHIP OF UNITRIN COMMON STOCK................................................   8
    Directors and Executive Officers.............................................   8
    Certain Beneficial Owners....................................................   9
    Section 16(a) Beneficial Ownership Reporting Compliance......................  11

PROPOSAL 1: ELECTION OF DIRECTORS................................................  12
    Election.....................................................................  12
    Business Experience of Nominees..............................................  12
    Meetings and Committees of the Board of Directors............................  13
    Director Compensation........................................................  15

REPORT OF THE AUDIT COMMITTEE....................................................  16

INDEPENDENT AUDITORS.............................................................  17
    Fees billed by Independent Auditors for 2001.................................  17
    Selection of Independent Auditors for 2002...................................  18

REPORT OF THE COMPENSATION COMMITTEE.............................................  18

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION..................................................................  20

UNITRIN EXECUTIVE OFFICERS.......................................................  21

EXECUTIVE OFFICER COMPENSATION AND BENEFITS......................................  22
    Summary Compensation Table...................................................  22
    Stock Option Grants in 2001 Fiscal Year......................................  23
    Net Change in Shares and Options Held By Named Executive Officers Resulting
      From Grants of Restorative Options.........................................  26
    Aggregated Option Exercises in 2001 Fiscal Year, and Fiscal Year-End Option
      Values.....................................................................  26
    Unitrin Common Stock Performance Graph.......................................  28
    Pension Plans................................................................  29
    Annual Retirement Benefits--2002 Estimates...................................  29
    Change of Control Arrangements...............................................  30

PROPOSAL 2: TO APPROVE THE ADOPTION OF THE UNITRIN, INC.
  2002 STOCK OPTION PLAN.........................................................  31

INCORPORATION BY REFERENCE.......................................................  35

EXHIBIT A--UNITRIN, INC. 2002 STOCK OPTION PLAN.................................. A-1

[LOGO] UNITRIN
                            PROXY STATEMENT FOR THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

    The Company's Board of Directors is furnishing you with this Proxy Statement to solicit proxies to be voted at the 2002 Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on Wednesday, May 1, 2002 at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670. The proxies also may be voted at any adjournments or postponements of the meeting.

    The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 25, 2002 to all shareholders entitled to vote at the 2002 Annual Meeting.

    All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

                          QUESTIONS AND ANSWERS ABOUT
                         THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

  What is a Proxy?

    It is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated the Company's Chairman and Chief Executive Officer, Richard C. Vie, and the Company's Executive Vice President and Chief Financial Officer, Eric J. Draut, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

  What is a Proxy Statement?

    It is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission ("SEC") which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

  What am I being asked to vote on?

    The following two proposals will be voted on at the Annual Meeting. For further information regarding these proposals, please refer to the discussion contained in this Proxy Statement.

  Proposal 1: Election of Directors

    With respect to Proposal 1, you are being asked to vote on the election of a Board of Directors consisting of the following ten nominees:

    . James E. Annable

    . Eric J. Draut

    . Douglas G. Geoga

    . Reuben L. Hedlund

    . Jerrold V. Jerome

    . William E. Johnston, Jr.

    . Fayez S. Sarofim

    . Donald G. Southwell

    . Richard C. Vie

    . Ann E. Ziegler

The Board of Directors recommends that you vote "FOR" each of the nominees.

  Proposal 2: To Approve the Adoption of the Unitrin, Inc. 2002 Stock Option
  Plan

    With respect to Proposal 2, you are being asked to vote to approve the Board of Directors' adoption of the Unitrin, Inc. 2002 Stock Option Plan.

The Board of Directors recommends that you vote "FOR" approval of the adoption of the Unitrin, Inc. 2002 Stock Option Plan.

  Who can vote?

    You are entitled to vote at the Annual Meeting if you owned Unitrin common stock at the close of business on March 11, 2002. This date is called the record date.

  How many shares of Unitrin stock are eligible to be voted at the Annual
  Meeting?

    At the close of business on the record date of March 11, 2002, there were 67,663,129 shares of Unitrin common stock issued and outstanding. Accordingly, 67,663,129 shares of Unitrin common stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on March 11, 2002.

  How many votes do I have?

    Each share of Unitrin common stock that you owned on the record date entitles you to one vote. Your proxy card indicates the number of shares of Unitrin common stock that you owned on March 11, 2002 which are eligible to be voted at the Annual Meeting.

  How do I vote in person?

    If you owned Unitrin common stock in your own name on March 11, 2002, your name will appear on the list of record shareholders of the Company and, if you wish to attend in person, you will be admitted to attend the Annual Meeting and vote by written ballot. However, if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on March 11, 2002 and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a "Legal Proxy" and should be submitted to the Company's Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

  How do I give a Proxy to vote my shares?

    How you give a proxy to vote your shares depends on whether you hold your shares of Unitrin common stock (i) as a "shareholder of record" or (ii) in "street name" through an institution, such as a stock brokerage firm or bank. The shares of a shareholder of record are registered with the Company's transfer agent, First Union National Bank, in the shareholder's own name. Shares held in street name are registered with the Company's transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder's own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

    Shareholders of Record: If you hold your shares of Unitrin common stock as a shareholder of record (or through the Company's employee 401(k) savings plan), you may give a proxy to vote your shares by one of the following methods:

    . Complete, sign and date the enclosed proxy card and return it for delivery no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

    . Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 3:00 p.m. Eastern Daylight Saving Time on Tuesday, April 30, 2002;

    . Access the proxy voting website at the internet address identified on the proxy card and follow the instructions no later than 3:00 p.m. Eastern Daylight Saving Time on Tuesday, April 30, 2002; or

    . Attend the Annual Meeting in person and deliver a signed proxy to one of the ushers when requested to do so.

    The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the internet should be aware that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the internet ends at 3:00 p.m. Eastern Daylight Saving Time on the day before the Annual Meeting. The reason for this cutoff is to allow for the timely assembly and tabulation of telephonic and internet voting instruction data.

    Shares held in Street Name: If you hold your shares of Unitrin common stock in street name through an institution, the institution generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to vote your shares in accordance with your instructions.

  How will my Proxy be voted?

    If you properly sign your proxy card and send it to First Union National Bank, or timely deliver your voting instructions by telephone or the internet, the individuals named on your proxy card (i.e. the designated proxies) will be authorized to vote your shares as you have directed. With respect to Proposal 1 regarding the election of directors, you are given the choice of voting "FOR" all nominees for director or withholding authority to vote for some or all nominees. With respect to the Proposal 2 regarding the proposed approval of the adoption of the Unitrin, Inc. 2002 Stock Option Plan, you are given the choice to vote "FOR" or "AGAINST," or to "ABSTAIN" from voting on, the proposal. If you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors.

  What is the effect of marking the Proxy Card to withhold authority in the election of Directors?

    As a corporation organized under Delaware law, the Company is subject to the corporate governance laws of the State of Delaware. Based on Delaware law, a proxy card that has been marked to "withhold authority" with respect to one or more nominees for director will be considered as part of the voting power present with respect to the election of directors and will have the effect of a vote against any such nominees.

  What is the effect of marking the Proxy Card to abstain from voting on the proposal to approve the adoption of the Unitrin, Inc. 2002 Stock Option Plan?

    Proxies marked to "abstain" from voting on Proposal 2 will be treated as present for purposes of determining a quorum and counted as votes cast against such matter.

  What are broker non-votes and how might they affect the determination of Proposals 1 and 2?

    Broker non-votes can occur in some instances when a stockbroker holding securities in street name for its customer does not receive voting instructions from the customer. In these cases, the regulations governing stockbrokers allow brokers to exercise discretionary voting power with respect to some matters (called "discretionary" matters) but not others (called "non-discretionary" matters), depending on the subject matter of the proposal being voted upon. With respect to Proposal 1, the uncontested election of directors is a discretionary matter under the applicable regulations, and a broker not receiving voting instructions from a customer generally will be free to cast a vote in its discretion as to this matter. With respect to Proposal 2, the approval of the Unitrin, Inc. 2002 Stock Option Plan is a non-discretionary matter under the applicable regulations, and a broker not receiving voting instructions from a customer may not vote in its discretion as to this matter.

  How will voting on any other business be conducted?

    With the exception of Proposals 1 and 2 described in this Proxy Statement, the Company's management knows of no other business that may come before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons named in the proxy to vote on any such matters in their discretion.

  May I revoke my Proxy or change my voting instructions?

    If you are a shareholder of record, you may revoke your proxy or change your voting instructions as follows:

    . Deliver to First Union National Bank another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

    . Notify Unitrin's Secretary, Scott Renwick, in writing prior to the commencement of the Annual Meeting that you have revoked your proxy;

    . Call the toll-free telephone number on the proxy card and modify your voting instructions anytime prior to 3:00 p.m. Eastern Daylight Saving Time on Tuesday, April 30, 2002;

    . Access the proxy voting website at the internet address identified on the proxy card and modify your voting instructions anytime prior to 3:00 p.m. Eastern Daylight Saving Time on Tuesday, April 30, 2002; or

    . Attend the Annual Meeting in person and deliver a new signed proxy to one of the ushers when requested to do so.

    If you own your shares of Unitrin common stock in street name, you should contact your stockbroker or other institution holding your shares to determine the procedures, if any, for changing your voting instructions. Please refer to the discussion under the above question "How do I give a Proxy to vote my shares?" regarding shareholders of record and shares held in street name.

  If I plan to attend the Annual Meeting, should I give my Proxy?

    Whether you plan to attend the Annual Meeting or not, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or through the internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

  What does it mean if I get more than one Proxy Card?

    If your Unitrin shares are held under different names or are in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular card.

Quorum and Required Vote

  What is a quorum?

    In order to conduct business at the Annual Meeting, we must have a quorum; that is, a majority of Unitrin's common stock outstanding as of the record date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.

  With regard to Proposal 1, how many votes are required to elect the Nominees for the Board of Directors?

    If a quorum is present, directors are elected by the vote of the holders of a majority of the Company's stock having voting power present, in person or by proxy, at the Annual Meeting.

  With regard to Proposal 2, how many votes are required to approve the adoption of the Unitrin, Inc. 2002 Stock Option Plan?

    If a quorum is present, Proposal 2 will be determined by the vote of the holders of a majority of the Company's stock having voting power present, in person or by proxy, at the Annual Meeting.

Shareholder Proposals and Nominations

  May a shareholder nominate someone to be a director of Unitrin or bring any other business before the Annual Meeting?

    The time periods applicable to the 2002 Annual Meeting as prescribed by the Company's Amended and Restated By-Laws and certain SEC requirements for nominations and other business proposals by the Company's shareholders have expired. Accordingly, no such nominations or other business would be in order at the 2002 Annual Meeting. The time periods and the relevant procedures relating to the 2003 Annual Meeting are summarized below in the answers to the following two questions.

  How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2003 Annual Meeting?

    If a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2003 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under the Company's Amended and Restated By-Laws, nominations of directors or other proposals by shareholders must be made in writing to the Company no later than March 3, 2003 and no earlier than January 31, 2003. However, if the date of the 2003 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2002 Annual Meeting (i.e. May 1, 2003), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2003 Annual Meeting and no later than the close of business on the later of (i) the 60/th day prior to the 2003 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2003 Annual Meeting is first made. /

    All shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

    Please note that these requirements relate only to matters proposed to be considered for the 2003 Annual Meeting. They are separate from the SEC's requirements to have shareholder proposals included in the Company's Proxy Statement.

  When are shareholder proposals due so that they may be included in Unitrin's Proxy Statement for the Annual Meeting of Shareholders to be held in 2003?

    Pursuant to regulations of the SEC, shareholders who intend to submit proposals for inclusion in the Company's proxy materials for the 2003 Annual Meeting must do so no later than November 25, 2002. This requirement is separate from certain other SEC requirements that must be met to have a shareholder proposal included in the Company's Proxy Statement. In addition, this requirement is independent of certain other notice requirements of the Company's Amended and Restated By-Laws described immediately above. Shareholder nominations of persons for selection to the Board of Directors are not eligible for inclusion in the Company's proxy materials. All shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

Cost of Proxy Solicitation

  What are the costs of soliciting these Proxies and who pays them?

    The Company has retained the services of W.F. Doring & Co., Inc. ("Doring") to aid in the solicitation of proxies. Doring estimates that its fees and expenses for these services will not exceed $12,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding solicitation material. Although the principal solicitation of proxies is being made by mail, additional solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin

  Where can I find more information about Unitrin?

    Unitrin files annual and quarterly reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also obtain through the SEC copies of any document that

Unitrin has filed. Please call the SEC at (800) 732-0330 for further information on how to obtain copies of these filings.

  May I get Unitrin's latest earnings announcements, press releases, Form 10-K, Form 10-Q or 2001 Annual Report to Shareholders directly from Unitrin?

    You may obtain additional information regarding Unitrin as follows:

    . Visit Unitrin's website at http://www.unitrin.com.

    . Contact Unitrin Investor Relations by telephone at (312) 661-4930, or by e-mail at investor.relations@unitrin.com.

    . Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601,
      Attention: Investor Relations.

                       OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

    The following table shows the beneficial ownership of the Company's common stock ("Common Stock") as of March 11, 2002 (unless otherwise indicated) by:
(i) each director, including directors who are also executive officers; (ii) each other executive officer named in the Summary Compensation Table on page 22; and (iii) all directors and executive officers as a group. To the Company's knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite his or her name, unless otherwise indicated.

                                                            Amount and Nature of  Percent of
Name                                                        Beneficial Ownership  Class (a)
----                                                        --------------------  ----------
Directors
    James E. Annable.......................................         45,490(b)           *
    Eric J. Draut--Executive Vice President & Chief
      Financial Officer....................................        162,387(b)           *
    Douglas G. Geoga.......................................         12,596(b)           *
    Reuben L. Hedlund......................................         31,490(b)           *
    Jerrold V. Jerome......................................        493,853(b)           *
    William E. Johnston, Jr................................         20,894(b)           *
    Fayez S. Sarofim.......................................      5,007,277(c)        7.23%
    Donald G. Southwell--President & Chief Operating
      Officer..............................................        276,301(b)           *
    Richard C. Vie--Chairman of the Board & Chief
      Executive Officer....................................      1,073,022(b),(d)    1.55%
    Ann E. Ziegler.........................................         2,550 (b)           *

Named Executive Officers (other than Messrs. Vie, Southwell and Draut listed above)

    Edward J. Konar--Vice President........................         37,644(b)           *
    Scott Renwick--Senior Vice President, General
      Counsel & Secretary..................................         94,112(b)           *

Directors and All Executive Officers as a Group
  (15 persons).............................................      7,372,481(e)       10.65%

--------
(a) Based on the number of shares outstanding on the record date, March 11, 2002, plus shares deemed outstanding pursuant to rules of the SEC. An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company's shareholder rights plan adopted
    August 3, 1994 (the "Rights Plan"). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer or its affiliates or transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights, which has been set at $62.50.
(b) Shares shown for the directors and the named executive officers include shares which they have the right to acquire presently or within 60 days of the date of this Proxy Statement through the exercise of stock options. The number of such acquirable shares for each of such persons is as follows:
    Annable (29,490); Draut (131,937); Geoga (12,596); Hedlund (29,490); Jerome
    (150,330); Johnston (20,894); Sarofim (0); Southwell (239,047); Vie
    (773,932); Ziegler (0); Renwick (79,408); and Konar (18,945).
(c) Based upon information as of December 31, 2001 contained in an amendment to a Schedule 13G filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim
    & Co., Mr. Sarofim may be deemed to be the beneficial owner of 5,007,277 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive powers as to 2,024,670 shares, shared voting power as to 2,676,050 shares, and shared dispositive power as to 2,980,607 shares. Substantially all of the shares which are not subject to sole voting and dispositive powers are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim
    Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive powers with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Shares shown include 2,000 shares owned by members of Mr. Sarofim's family with respect to which he disclaims beneficial ownership. Mr. Sarofim's mailing address is 2907 Two Houston Center, Houston, Texas 77010.
(d) Shares shown for Mr. Vie include 15,834 shares held by a trust, the trustee of which is his wife. Mr. Vie disclaims beneficial ownership of such shares.
(e) Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all named executive officers, and (iii) all other executive officers of the Company. Such shares include shares that any such director or executive officer has the right to acquire presently or within 60 days of the date of this Proxy Statement through the exercise of stock options.

Certain Beneficial Owners

    The following table shows the beneficial ownership of Common Stock as of the dates indicated by each person, other than the Company's Directors and Executive Officers shown above, known by the Company to be the beneficial owner of more than five percent of the Common Stock. To the Company's knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner's name, unless otherwise indicated.

                                           Amount and Nature of Percent of
     Name and Address                      Beneficial Ownership Class (a)
     ----------------                      -------------------- ----------
     George Kozmetsky                            4,103,920(b)       5.9%
         P.O. Box 2253
         Austin, Texas 78768

     Singleton Group LLC                        14,484,520(c)      20.9%
         335 North Maple Drive
         Suite 177
         Beverly Hills, California 90210

--------
(a) Based on the number of shares outstanding on the record date, March 11, 2002, plus shares deemed outstanding pursuant to rules of the SEC. Each outstanding share of Common Stock includes an attached right under the Company's Rights Plan described in footnote (a) to the table in the above section entitled "Directors and Executive Officers."
(b) Based upon information as of December 31, 2001 contained in an amendment to a Schedule 13G filed by Dr. Kozmetsky with the SEC, Dr. Kozmetsky may be deemed to be the beneficial owner of 4,103,920 shares of Common Stock. Of such shares, Dr. Kozmetsky reported sole voting and dispositive powers as to 4,043,000 shares. Dr. Kozmetsky disclaims beneficial ownership of 60,920 shares owned by his wife which are included as part of his holdings in this table.
(c) Except as noted below, the following information is based on an amendment to a Schedule 13D filed jointly with the SEC on August 23, 2000 (the "Schedule 13D") by the Singleton Group LLC ("LLC"), Caroline W. Singleton, as sole trustee of the Survivor's Trust under the Singleton Family Trust, and Caroline W. Singleton, William W. Singleton and Donald E. Rugg as managers of the LLC. As reported in the Schedule 13D, the LLC and Caroline
    W. Singleton, as a manager of the LLC, are each a beneficial owner of 14,484,520 shares of Common Stock. The LLC and Caroline W. Singleton, William W. Singleton and Donald E. Rugg, as managers of the LLC, share dispositive power with respect to 14,484,520 shares of Common Stock held by the LLC. Caroline W. Singleton does not have sole or any shared voting power with respect to the Common Stock held by the LLC. The LLC and William
    W. Singleton and Donald E. Rugg, as managers of the LLC, share voting power with respect to 14,484,520 shares of Common Stock held by the LLC. In addition to the Common Stock held by the LLC, the Schedule 13D reports that Donald E. Rugg has sole voting and dispositive powers with respect to 215 shares of Common Stock. According to information as of December 31, 2001 contained in a Form 5, Annual Statement of Changes in Beneficial Ownership, filed by William W. Singleton with the SEC, Mr. Singleton has sole voting and dispositive powers with respect to 16,600 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC, Donald E. Rugg is a beneficial owner of 14,484,735 shares of Common Stock, and William W. Singleton is a beneficial owner of

    14,501,120 shares of Common Stock, which constitute 20.9% and 20.9% of the Common Stock, respectively. As reported in the above Form 5 filed by Mr. Singleton, and in a Form 5 as of December 31, 2000 filed by Caroline W. Singleton with the SEC, each of Mr. Singleton and Caroline W. Singleton disclaims beneficial ownership of the Common Stock held by the LLC except to the extent of his or her pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company's knowledge of stock transfers, review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, all directors, executive officers and more than ten percent beneficial owners of the Company's Common Stock complied with applicable Section 16(a) filing requirements during the year ended December 31, 2001.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

Election

    Since the Company's 2001 Annual Meeting of Shareholders, the Board of Directors has increased the size of the Board from seven to ten members. Accordingly, ten directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors. If any of the persons named below refuses or is unable to serve as a director (which is not anticipated), the designated proxies listed on the proxy card reserve full discretion to vote for any or all other persons as may be nominated.

Business Experience of Nominees

    The following is a summary of the business experience during the last five years of each person nominated to be a director of the Company:

        James E. Annable, 58, has been a director of the Company since November 1993. Mr. Annable serves as Economic Advisor to the Chairman of Bank One Corporation, a position he has held since July 2001. Prior to this position, Mr. Annable was Senior Vice President and Director of Economics of Bank One Corporation from July 1999 through June 2001. Mr. Annable previously served as a Senior Vice President and Chief Economist of Bank One Corporation and its predecessors for more than the last five years.

        Eric J. Draut, 44, was designated as a director by the Company's Board of Directors on February 6, 2002 at which time he also was elected Executive Vice President. Mr. Draut is the Company's Chief Financial Officer, a position he has held since February 1997. Mr. Draut was a Senior Vice President of the Company from February 1999 until February 2002, and served as Treasurer from April 1992 until February 2002. Mr. Draut was a Vice President between October 1997 and February 1999, and Controller from February 1990 until February 1997.

        Douglas G. Geoga, 46, has been a director of the Company since February 2000. Since January 1, 2000, Mr. Geoga has been President of Hospitality Investment Fund, L.L.C., an affiliate of The Pritzker Organization engaged in making investments in lodging and hospitality companies and projects. Prior to that, Mr. Geoga held a variety of positions with Hyatt Hotels & Resorts, including serving as its President from 1994 until January 1, 2000.

        Reuben L. Hedlund, 65, has been a director of the Company since November 1993. He has been a partner of the Chicago law firm of Hedlund Hanley Koenigsknecht & Trafelet (formerly known as Hedlund, Hanley & Trafelet) for more than the last five years.

        Jerrold V. Jerome, 72, is a retired executive of the Company and has been a director of the Company since February 1990. He was Chairman of the Company's Board of Directors from February 1994 through December 1998. Mr. Jerome is currently a member of the Board of Directors of Argonaut Group, Inc., a provider of specialty property and casualty insurance products.

        William E. Johnston, Jr., 61, has been a director of the Company since October 1997. Mr. Johnston presently serves as President de Conseil de Surveillance and as a director of Salins Europe, a privately-held European salt company in which he is an investor. Mr. Johnston was President, Chief Operating Officer and a director of Morton International, Inc., a manufacturer of specialty chemicals and salt, from October 1995 until June 2000 when he retired. From June 1999 until June 2000, he was also Senior Vice President of Rohm & Haas Company, a Philadelphia-based specialty chemical company which acquired Morton International, Inc. in 1999.

        Fayez S. Sarofim, 73, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. He is also a director of Argonaut Group, Inc., a provider of specialty property and casualty insurance products, and Kinder Morgan, Inc., an energy services provider.

        Donald G. Southwell, 50, was designated as a director by the Company's Board of Directors on February 6, 2002 at which time he also was elected President and Chief Operating Officer of the Company. Prior to that, Mr. Southwell was a Senior Vice President of the Company between February 1999 and February 2002, and a Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company's Insurance Operations from October 1999 until February 2002. From March 1996 until October 1999, Mr. Southwell served as the head of the Unitrin Life and Health Insurance Group.

        Richard C. Vie, 64, has been a director of the Company since March 1990, and served as Chairman of the Board of Directors since January 1999 and Chief Executive Officer for more than the last five years. Until February 2002, Mr. Vie had served as the Company's President for more than the past five years.

        Ann E. Ziegler, 43, was designated as a director by the Company's Board of Directors on November 7, 2001. Since November 2000, Ms. Ziegler has served as Senior Vice President, Corporate Development, of Sara Lee Corporation, a global branded consumer packaged goods company. Ms. Ziegler has been in the corporate development and acquisitions area of Sara Lee Corporation for more than the past five years. Ms. Ziegler currently is a member of the Board of Directors of Delta Galil Industries, Ltd., a global manufacturer of apparel.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                THE ELECTION OF ALL TEN NOMINEES FOR DIRECTOR.

Meetings and Committees of the Board of Directors

    The Company's Board of Directors met five times during 2001.

    The Board of Directors has three committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee. The following table shows Board Committee membership and the number of meetings held in 2001:

    Executive Committee         Audit Committee       Compensation Committee
 ------------------------------------------------------------------------------
     James E. Annable          Douglas G. Geoga          James E. Annable*
    Jerrold V. Jerome*         Reuben L. Hedlund         Douglas G. Geoga
      Richard C. Vie       William E. Johnston, Jr.*     Reuben L. Hedlund
                                Ann E. Ziegler       William E. Johnston, Jr.
 ------------------------------------------------------------------------------
 Six meetings held in 2001 Six meetings held in 2001 Four meetings held in 2001

    * Committee Chairman


        Executive Committee--May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors.

        Audit Committee--Reviews (a) management's recommendations with respect to selection of the independent auditors and the independence of such auditors; (b) the scope of the audit and non-audit assignments of, and fees paid to, such auditors; (c) the accounting principles applied by the Company in financial reporting; (d) certain filings by the Company with the SEC; (e) the plans, budget and staffing of the Company's internal audit department; and (f) the scope of internal auditing procedures and the adequacy of internal controls.

        Compensation Committee--(a) Sets the cash compensation of the Company's executives, including its executive officers; (b) administers the Company's 1990 and 1997 Stock Option Plans, 1995 Non-Employee Director Stock Option Plan and the 1998 Bonus Plan for Senior Executives; and (c) selects executives and other key employees of the Company and its subsidiaries to receive stock options pursuant to the Company's 1997 Stock Option Plan. If the Company's shareholders approve Proposal 2 at the Annual Meeting, the Compensation Committee also will administer the Unitrin, Inc. 2002 Stock Option Plan.

    In 2001, each director attended more than 75% of the meetings of the Board of Directors and of the committees of the Board on which such director served, except for Mr. Jerome.

    In addition to the committees described above, the Board of Directors established a Distribution Committee in 2001, consisting of Messrs. Vie (Chairman), Annable and Geoga, for the sole purpose of authorizing the completion of the Company's tax-free distribution of its investment in Curtiss-Wright Class B common stock to the Company's shareholders. In this connection, the Distribution Committee met once in 2001, and the tax-free distribution was completed in November 2001.

Director Compensation

    The following table shows compensation to members of the Board of Directors who are not employed by the Company.

 ------------------------------------------------------------------------------
   Annual Fee--Board Member                               $30,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Option Grant*                     Options to purchase 4,000 shares of
                                                       Common Stock
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Board Meeting Attendance Fee                $1,500 for each Board Meeting
                                                         attended
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Fee--Executive Committee Member                 $8,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Fee--Executive Committee            $8,000 in addition to the other
   Chairman                                    fee paid for serving on such
                                                         Committee
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Fee--Audit Committee Member                     $12,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Audit Committee Attendance Fee                  $1,000 for each Audit
                                               Committee Meeting attended on
                                              a day other than a day when the
                                                 Board of Directors meets
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Fee--Audit Committee Chairman      $12,000 in addition to the other
                                               fees paid for serving on such
                                                         Committee
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   Annual Fee--Compensation Committee                     $5,000
   Chairman
 ------------------------------------------------------------------------------

* Under the Company's 1995 Non-Employee Director Stock Option Plan, as amended (the "Director Option Plan"), a director who has retired as an employee of the Company, or (i) was not on the Company's Board of Directors prior to November 2, 1993 and (ii) is not employed by the Company, is eligible to receive option grants on the Company's Common Stock. The Director Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option covering 4,000 shares of Common Stock under the Director Option Plan.

    All directors are reimbursed for travel expenses incurred in attending Board and Committee meetings.

                         REPORT OF THE AUDIT COMMITTEE

    The Securities and Exchange Commission rules require the Company to include in its Proxy Statement a report of the Audit Committee of the Board of Directors. The following report concerns the Audit Committee and its activities regarding the Company's financial reporting and auditing process.

    The Audit Committee consists of the following members of the Company's Board of Directors: William E. Johnston, Jr. (Chairman), Douglas G. Geoga, Reuben L. Hedlund, and Ann E. Ziegler. The Audit Committee operates under a written charter adopted by the Board of Directors. The Company's securities are listed on the New York Stock Exchange and are governed by the listing standards of the New York Stock Exchange. Each of the members of the Audit Committee is independent in accordance with the listing standards of the New York Stock Exchange.

    Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility as the Audit Committee of the Company's Board of Directors is to review and monitor these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company nor do we serve as accountants or auditors by profession. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2001 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent auditors for the fiscal year ended December 31, 2001, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Audit Committee has received and discussed with KPMG LLP their written disclosures and letter regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has considered whether the provision of any services by KPMG LLP as described in this Proxy Statement under the captions entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of KPMG LLP.

    In reliance upon these reviews and discussions, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF UNITRIN, INC.

            William E. Johnston, Jr.--Chairman

            Douglas G. Geoga

            Reuben L. Hedlund

            Ann E. Ziegler

                             INDEPENDENT AUDITORS

Fees billed by Independent Auditors for 2001

    KPMG LLP served as the Company's independent auditor for and during the year ended December 31, 2001. The following discussion provides information regarding the fees billed to the Company for services rendered by KPMG LLP for 2001.

  Audit Fees

    The aggregate fees billed by KPMG LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for 2001 was $1,006,000.

  Financial Information Systems Design and Implementation Fees

    No fees were billed by KPMG LLP for professional services rendered for the year ended December 31, 2001 in connection with (i) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network, or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

  All Other Fees

    The aggregate fees billed for services rendered by KPMG LLP for 2001, other than the services described under the above two captions, was $527,995, which consisted principally of fees for certain internal audit services and tax services.

Selection of Independent Auditors for 2002

    On November 7, 2001, the Company's Board of Directors selected the certified public accounting firm of Deloitte & Touche LLP to serve as the independent auditor to audit the Company's financial statements for 2002. The Company's independent auditor for 2001 was the certified public accounting firm of KPMG LLP. On November 8, 2001, the Company advised KPMG LLP of the engagement of Deloitte & Touche LLP and that KPMG LLP would not be re-engaged by the Company following completion of its audit engagement for 2001. The decision to change the Company's independent public auditor from KPMG LLP to Deloitte & Touche LLP was recommended to the Board of Directors by its Audit Committee.

    The reports of KPMG LLP on the financial statements of the Company for the fiscal years ended December 31, 2001 and 2000 do not contain any adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During such fiscal years, there were no disagreements between KPMG LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Further, during such fiscal years, there were no "reportable events" involving KPMG LLP and the Company of the kinds listed in Item 304 of SEC Regulation S-K.

    The Company has furnished KPMG LLP and Deloitte & Touche LLP with a copy of this disclosure and acknowledged that each such firm may present its views in a brief statement to be included in this Proxy Statement if it believes that the above statements regarding the change in the Company's certifying accountant are incorrect or incomplete. Neither KPMG LLP nor Deloitte & Touche LLP submitted such a statement for inclusion in this Proxy Statement.

    It is expected that representatives from Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions. The Company does not expect that any representatives from KPMG LLP will be present at the Annual Meeting.

                     REPORT OF THE COMPENSATION COMMITTEE

    The Company compensates its executive officers with two principal forms of compensation: cash compensation and stock options. Cash compensation consists of base salary, performance-based bonuses and may include discretionary bonuses. Executive officers currently are eligible to receive stock options under the Unitrin, Inc. 1997 Stock Option Plan. Although the type and terms of options granted under this Plan may vary, the Compensation Committee's current practice is to grant non-qualified options with exercise prices equal to the fair market value of the Common Stock on the date of grant, with terms of ten years, and which become exercisable in four, equal annual installments beginning six months after the date of grant.

    Base salaries of the Company's executive officers depend on the Compensation Committee's subjective assessment of the individual officer's work performance with respect to such officer's normal job responsibilities. In its compensation deliberations in 2001, the Compensation Committee had available to it information regarding the salary compensation of the chief executive officers and certain other senior officers of a group of insurance and diversified financial services companies, some of which are competitors of the Company. While the Compensation Committee noted this information in establishing the base salary compensation of the Company's Chief Executive Officer for 2001, such information was not determinative of his compensation, and the Compensation Committee did not target a specific level within the range of such data for his 2001 compensation. Such information was not referenced in establishing the compensation of any of the Company's other executive officers, but it was noted that the salaries of the Company's executive officers generally were below those of the data presented.

    The Company's executive officers generally are eligible to receive cash bonuses under the terms of the Company's 1998 Bonus Plan for Senior Executives (the "1998 Bonus Plan") based on attainment of designated corporate performance criteria. For 2001, the Company's executive officers were eligible for cash bonuses of up to 70% of their base salaries based on formulas adopted by the Compensation Committee at its February 2001 meeting. The formulas for participants with "line" responsibilities were based on growth in revenues and operating earnings of the business units they oversee. Formulas for participants with "staff" responsibilities were based on growth in earnings per share from operations. The Compensation Committee used a combination of the foregoing factors for executive officers having both "line" and "staff" responsibilities, including Mr. Vie. In 2001, no formula bonuses were awarded to any of the Company's executive officers other than Mr. Draut. Based on the Compensation Committee's subjective evaluation of such officers' work performance during 2001, Messrs. Vie, Southwell, Draut, Renwick and Konar received discretionary bonuses of $150,000, $75,000, $75,000, $50,000, and $40,000, respectively.

    The Compensation Committee endorses the concept that the interests of the executive officers are more closely aligned with those of the shareholders through the award of stock options. The number of stock options granted to executive officers, including the Chief Executive Officer, is determined by the Compensation Committee's subjective evaluation of the particular officer's ability to influence the long-term growth and profitability of the Company, given his particular job responsibilities. In light of the Chief Executive Officer's overall, day-to-day responsibility for the Company's operations and financial results, he would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company and would therefore generally receive a greater number of options than the other executive officers. In determining the number of stock options to grant a particular officer, the Compensation Committee also takes into account the number of options already held by such officer. The Compensation Committee has no predetermined goal for a particular level of stock ownership by its executive officers.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer and any of its four other most highly compensated executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. All stock options that have been granted to the Company's executive officers through the end of 2001 either are not subject to Section 162(m) (because they were granted prior to the effective date of such section) or qualify as performance-based compensation under Section 162(m), as interpreted by final regulations promulgated by the Internal Revenue Service thereunder, and therefore are not subject to the deduction limit under such section. The 1998 Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) in order to preserve the Company's federal income tax deduction for bonuses paid thereunder.

    COMPENSATION COMMITTEE OF THE
    BOARD OF DIRECTORS OF UNITRIN, INC.

            James E. Annable--Chairman

            Douglas G. Geoga

            Reuben L. Hedlund

            William E. Johnston, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors consists of James E. Annable, Douglas G. Geoga, Reuben L. Hedlund and William E. Johnston, Jr. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries.

    As described elsewhere in this Proxy Statement, one of the Company's directors, Mr. Sarofim, is the Chairman of the Board, President, a director, and the majority shareholder of Fayez Sarofim & Co. ("FS&C"), a registered investment advisory firm. Certain of the Company's insurance company subsidiaries and FS&C are parties to agreements under which FS&C provides investment management services for assets deposited with it by these subsidiaries. In addition, FS&C provides investment management services with respect to certain funds deposited with it by The Unitrin, Inc. Master Retirement Trust (the "Trust") in relation to the Company's Pension Plan. The agreements governing these arrangements are terminable by either party at any time on 30 days advance written notice.

    Under these investment advisory arrangements, FS&C is entitled to a fee calculated and payable quarterly based upon the fair market value of the assets under deposit. During 2001, the Company's subsidiaries gradually implemented these arrangements and, by year-end 2001, had deposited approximately $110 million with FS&C. For investment services provided in 2001, the Company's subsidiaries paid $102,813 in the aggregate to FS&C. As of March 25, 2002, these subsidiaries had deposited approximately $135 million in assets with FS&C for investment management.

    During 2001, and as of March 25, 2002, the Trust had deposited approximately $70 million in assets with FS&C for investment management. For investment services provided in 2001, the Trust paid $235,644 to FS&C.

    With respect to the Company's 401(k) Savings Plan, one of the alternative investment choices afforded to participating employees is the Dreyfus Appreciation Fund, an open-end, diversified management investment company (the "Fund"). FS&C provides investment management services to the Fund as a sub-investment advisor. According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund's average daily net assets. The Company does not compensate FS&C for services rendered to the Fund. As of January 31, 2002, Company employees participating in the Company's 401(k) Savings Plan had allocated approximately $22,355,000 for investment in the Fund, representing approximately 13% of the total amount invested in the Company's 401(k) Savings Plan.

    The Company believes that the transactions described above have been entered into on terms no less favorable than could have been negotiated with non-affiliated third parties.

                          UNITRIN EXECUTIVE OFFICERS

    The following summarizes the business experience over the last five years of the Company's executive officers, other than Messrs. Vie, Southwell and Draut whose business experience is described above in the section entitled "Business Experience of Nominees." The executive officers serve at the pleasure of the Board of Directors.

    David F. Bengston, 53, has been a Vice President of the Company for more than the last five years.

    John M. Boschelli, 33, was elected Treasurer of the Company in February 2002. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company's wholly owned subsidiary, Unitrin Services Company, from December 1997 through January 2002. Prior to that, Mr. Boschelli was employed by Allstate Insurance Company.

    Edward J. Konar, 45, was elected as a Vice President of the Company in January 2001. Mr. Konar joined the Company in March 1990 as Tax Director and has served in that capacity for more than the last five years.

    Scott Renwick, 50, was elected as a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

    Richard Roeske, 41, was elected as a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. Mr. Roeske joined the Company in January 1990 as Manager of External Financial Reporting. He became the Company's Assistant Controller in April 1992 and Corporate Controller in February 1997.

                  EXECUTIVE OFFICER COMPENSATION AND BENEFITS

Summary Compensation Table

    The following table shows the compensation paid to the Company's Chief Executive Officer and four other most highly compensated executive officers serving during the year ended December 31, 2001. The persons named in this table and elsewhere in this Proxy Statement sometimes are referred to as the "named executive officers."

                                                           Long Term
                                                          Compensation
                                Annual Compensation          Awards
-                           ---------------------------- --------------
                                                                             All Other
Name and Principal Position Year Salary ($) Bonus ($)(a) Options (#)(b) Compensation ($)(c)
--------------------------- ---- ---------- ------------ -------------- -------------------
Richard C. Vie
  Chairman of the Board &   2001  937,500     150,000       524,594            5,100
  Chief Executive Officer   2000  875,000     195,739       379,377            5,100
                            1999  775,000     189,933       544,235            4,800
Donald G. Southwell
  President & Chief         2001  512,500      75,000       103,413            5,100
  Operating Officer         2000  468,750     114,729        80,882            5,100
                            1999  443,750     108,835        56,132            4,800
Eric J. Draut
  Executive Vice President  2001  337,500     136,250       101,679            5,100
  & Chief Financial Officer 2000  287,500     122,410        65,667            5,100
                            1999  231,250      46,927        71,136            4,800
Scott Renwick
  Senior Vice President,    2001  250,000      50,000        37,793            5,100
  General Counsel &         2000  215,000      50,000        16,118            5,100
  Secretary                 1999  192,875      30,747        16,118            4,800
Edward J. Konar (d)
  Vice President            2001  166,750      40,000        28,442            5,100

--------
(a) Cash bonuses are listed for the year earned, but are paid in the following year. Messrs. Vie, Southwell, Draut, Renwick and Konar received discretionary bonuses of $150,000, $75,000, $75,000, $50,000 and $40,000, respectively, for 2001. Messrs. Vie, Southwell, Draut and Renwick received discretionary bonuses of $50,000, $50,000, $100,000 and $50,000, respectively, for 2000. Messrs. Vie, Southwell, Draut and Renwick received discretionary bonuses of $50,000, $20,000, $15,000 and $10,000, respectively, for 1999. Such discretionary bonuses are included in the bonus totals in this table. All other bonus amounts reflected for 1999, 2000 and 2001 were formula-based bonuses under the 1998 Bonus Plans for Senior Executives (See "Report of the Compensation Committee" on pages 18-20.)

(b) All options listed were granted pursuant to the Unitrin, Inc. 1990 and 1997 Stock Option Plans and include automatic grants of restorative options (See also footnote (1) to the Stock Option Grants in 2001 Fiscal Year table immediately below). The number of options issued are shown (i) on a post-split basis reflecting the 2-for-1 stock split in the form of a stock dividend paid on March 26, 1999, and (ii) with respect to options granted in 2000 and 1999, on a CW Distribution Adjustment basis (defined below in this footnote (b)). The number of options granted in 2001 was not affected by the CW Distribution Adjustment. On November 29, 2001, the Company completed the distribution of its investment in Curtiss-Wright Corporation Class B common stock to the Company's shareholders under which each eligible share of the Company's common stock outstanding received approximately 0.065 shares of Curtiss-Wright Corporation Class B common stock (the "CW Distribution"). As part of the CW Distribution, the Compensation Committee of the Company's Board of Directors reduced the exercise prices of all outstanding options, issued additional options, and made cash payments to option holders to offset the diminution in the intrinsic value of outstanding options resulting from the CW Distribution (the "CW Distribution Adjustment").
(c) The amounts shown in this column represent Company matching contributions to the named executive officers' accounts under the Company's 401(k) Savings Plan.
(d) Mr. Konar first became an executive officer of the Company when he was elected as a Vice President in January 2001.

Stock Option Grants in 2001 Fiscal Year

                                                                   Grant
                                 Individual Grants               Date Value
                    -------------------------------------------- ----------
                    Number of
                    Securities  Percent of                         Grant
                    Underlying Total Options                        Date
                     Options    Granted to   Exercise             Present
                     Granted   Employees in   Price   Expiration   Value
     Name             (#)(1)       2001      ($/s)(2)    Date      ($)(3)
     ----           ---------- ------------- -------- ---------- ----------
     Richard C. Vie  200,000*      9.62%     34.5544   05/02/11  1,161,746
                       5,222       0.25%     36.5273   02/27/02     15,477
                      17,578       0.85%     36.5273   05/14/02     52,098
                      27,572       1.33%     36.5273   02/03/03     81,718
                       2,824       0.14%     36.5273   05/04/04      8,370
                      15,690       0.75%     36.2947   05/14/02     46,160
                      93,576       4.50%     36.4808   05/05/09    268,831
                      33,477       1.61%     38.0629   05/14/07     92,664
                      38,417       1.85%     38.1559   05/03/10    106,598
                      14,711       0.71%     38.4817   05/05/09     41,168
                       4,234       0.20%     38.4000   05/05/09     11,003
                       2,851       0.14%     38.4000   05/03/10      7,409
                      30,515       1.47%     38.4000   05/05/09     79,303
                      20,705       1.00%     39.5300   05/13/08     55,392
                      17,222       0.83%     39.2000   05/13/08     45,588

                                                                     Grant
                                   Individual Grants               Date Value
                      -------------------------------------------- ----------
                      Number of
                      Securities  Percent of                         Grant
                      Underlying Total Options                        Date
                       Options    Granted to   Exercise             Present
                       Granted   Employees in   Price   Expiration   Value
  Name                  (#)(1)       2001      ($/s)(2)    Date      ($)(3)
  ----                ---------- ------------- -------- ---------- ----------

  Donald G. Southwell    3,903       0.19%     37.8116   05/14/02    12,740
                            58       0.00%     34.4800   05/14/02       163
                        25,544       1.23%     34.4800   05/01/06    71,886
                        40,000*      1.92%     34.5544   05/02/11   232,349
                         4,562       0.22%     35.7363   05/01/06    13,035
                            53       0.00%     38.0629   05/14/02       147
                        12,846       0.62%     38.0629   05/01/06    35,558
                         3,863       0.19%     38.0629   05/14/07    10,693
                           474       0.02%     38.0629   05/03/10     1,312
                         4,515       0.22%     38.0629   05/01/06    12,498
                         7,595       0.37%     38.0629   05/14/07    21,023

  Eric J. Draut......   50,000*      2.41%     34.5544   05/02/11   290,437
                         3,950       0.19%     35.8108   05/14/02    11,477
                         1,128       0.05%     35.8108   02/01/05     3,278
                         1,332       0.06%     36.2482   04/01/02     3,918
                         2,956       0.14%     36.2482   05/06/03     8,694
                         2,112       0.10%     36.2482   05/04/04     6,212
                           363       0.02%     36.2482   02/01/05     1,068
                         3,472       0.17%     36.2482   05/04/04    10,212
                         2,712       0.13%     36.2947   05/04/04     7,979
                         4,057       0.20%     36.2947   02/01/05    11,936
                         2,986       0.14%     36.2947   05/03/10     8,785
                         5,994       0.29%     39.8100   05/03/10    16,149
                           837       0.04%     38.7600   05/05/09     2,191
                           630       0.03%     38.7600   05/03/10     1,649
                         2,358       0.11%     38.7600   05/03/10     6,172
                         5,568       0.27%     38.7600   05/03/10    14,573
                           414       0.02%     38.7600   05/03/10     1,084
                        10,810       0.52%     38.9500   05/05/09    28,432

  Scott Renwick......    3,131       0.15%     35.0011   04/01/02     9,127
                         1,340       0.06%     35.0011   04/01/02     3,906
                        25,000*      1.20%     34.5544   05/02/11   145,218
                         4,721       0.23%     36.4064   05/14/02    12,591
                         1,694       0.08%     36.4064   05/04/04     4,518
                         1,907       0.09%     36.4064   01/31/06     5,086

                                                                   Grant
                                 Individual Grants               Date Value
                    -------------------------------------------- ----------
                    Number of
                    Securities  Percent of                         Grant
                    Underlying Total Options                        Date
                     Options    Granted to   Exercise             Present
                     Granted   Employees in   Price   Expiration   Value
    Name              (#)(1)       2001      ($/s)(2)    Date      ($)(3)
    ----            ---------- ------------- -------- ---------- ----------

    Edward J. Konar    2,692       0.13%     37.8116   02/27/02     8,787
                       1,188       0.06%     37.8116   05/14/02     3,878
                       1,874       0.09%     37.8116   05/03/10     6,117
                      10,000*      0.48%     34.5544   05/02/11    58,087
                         548       0.03%     35.7363   05/04/04     1,566
                       1,178       0.06%     35.7363   01/31/06     3,366
                       1,210       0.06%     35.7363   05/14/07     3,457
                       2,492       0.12%     35.7363   05/13/08     7,494
                         312       0.02%     35.7363   05/03/10       891
                       1,225       0.06%     35.7363   01/31/06     3,500
                       1,252       0.06%     35.7363   05/14/07     3,577
                         878       0.04%     35.7363   05/04/04     2,509
                       2,379       0.11%     35.7363   01/31/06     6,797
                       1,214       0.06%     35.7363   05/14/07     3,469

--------
(1) All options granted to the named executive officers were granted under the Unitrin, Inc. 1990 and 1997 Stock Option Plans and include restorative options. Restorative options are granted when an option holder exercises a stock option and makes payment of the exercise price and/or the resulting tax obligations using shares of previously-owned Common Stock. In such a case, the option holder is granted a restorative option for the total number of shares used to make such payment. A restorative option becomes fully exercisable six months after the date of grant and expires on the same date as the original option. All option grants reflected in the table above are restorative options except for those marked with an asterisk which represent original grants. All options granted in 2001 were non-qualified options for federal income tax purposes.

    A restorative option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the original option unexercised. As the following table illustrates, the grant of a restorative option does not result in an increase in the total number of options and shares held by the option holder:

       Net Change in Shares and Options Held by Named Executive Officers
                 Resulting from Grants of Restorative Options

                                                             Net Change in
                            Total                Restorative     Total
                           Options   Net Shares    Options    Shares and
      Name                Exercised Received (x) Granted (y) Options- (z)
      ----                --------- ------------ ----------- -------------
      Richard C. Vie.....  355,800     31,206      324,594           0
      Donald G. Southwell   72,724      9,311       63,413           0
      Eric J. Draut......   59,976      6,608       51,679      (1,689)
      Scott Renwick......   25,778      4,019       12,793      (8,966)
      Edward J. Konar....   19,816      1,374       18,442           0

--------
    (x) Represents shares received in option exercises after subtracting shares surrendered to pay the exercise prices and/or related tax withholding obligations.
    (y) Represents options granted to replace shares surrendered in connection with option exercises.
    (z) Represents the difference between (i) the total options exercised, and
        (ii) the sum of net shares received and the number of restorative options granted. During 2001, each of Mr. Draut and Mr. Renwick exercised options which had less than six months remaining before their expiration. In such cases, the resulting restorative options would have expired prior to the six-month vesting period applicable to restorative options. Accordingly, such exercises are treated as if no restorative options were issued, effectively resulting in a net reduction in total options and shares reflected for Mr. Draut and Mr. Renwick.

(2) Exercise prices were set in all cases at the fair market value of the Company's Common Stock on the date of grant. The exercise prices shown in each case reflect the CW Distribution Adjustment which reduced the exercise prices originally set on the dates of grant.
(3) Grant date present values are based on the Black-Scholes option pricing model, which was applied using the following assumptions: (i) a weighted average expected volatility of 20%; (ii) a risk free rate of return equal to the yield on U.S. Treasury obligations with a maturity comparable to the term of the particular option; (iii) an expected life of one year for restorative options and five years for all other options; and (iv) a dividend yield of 4.136%, representing the average annualized dividend yield on the Common Stock for the period from January 1, 1996 through December 31, 2001. No adjustments were made to the model for the non-transferability of the options, the risk of their forfeiture or the CW Distribution. The Company's use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

Aggregated Option Exercises in 2001 Fiscal Year, and Fiscal Year-End Option
Values

                      Shares                      Number of Securities      Value of Unexercised
                    Acquired on                  Underlying Unexercised     in-the-money Options
                     Exercise        Value        Options at FY-end (#)       at FY-end ($)(3)
       Name           (#)(1)    Realized ($)(2) exercisable/unexercisable exercisable/unexercisable
       ----         ----------- --------------- ------------------------- -------------------------
Richard C. Vie.....   355,800      1,825,245         667,256/550,624         2,706,505/2,420,521
Donald G. Southwell    72,724        549,688         210,532/ 85,379         1,480,425/  397,800
Eric J. Draut......    59,976        379,144         127,515/ 95,975           652,468/  471,484
Scott Renwick......    25,778        227,895          71,086/ 39,161           548,720/  222,227
Edward J. Konar....    22,884         90,682          21,255/ 25,468            99,284/  135,754

--------
(1) Substantially all option exercises by the named executive officers in 2001 were exercises in which the officers surrendered previously acquired shares of Common Stock as payment for the exercises. (See footnote (1) to the option grant table on page 25.) The shares reflected in this column are the gross shares issued in the exercise transactions, without deduction of the shares surrendered as payment. The actual net increase in the number of shares held by these officers as a result of such transactions was as follows: Vie (31,206); Southwell (9,311); Draut (6,608); Renwick (4,019);
    and Konar (4,442).
(2) The "value realized" represents the difference between the exercise price of the shares acquired and the market price of such shares on the date or dates of exercise, without regard to any related tax obligations.
(3) The value of unexercised in-the-money options is calculated by subtracting the applicable exercise price from $39.52 (the closing price of the Common Stock on December 31, 2001) and multiplying the resulting difference by the number of shares covered by the options in question.

Unitrin Common Stock Performance Graph

    The following Performance Graph assumes $100 invested on December 31, 1996 in (i) the Company's Common Stock, (ii) the S&P MidCap 400 Index, (iii) the S&P Mid-Cap Multi-Lines Insurance Index, and (iv) the S&P MidCap 400 Index (Property/Casualty) industry group, in each case with dividends reinvested. The Company is a member of both the S&P MidCap 400 Index and the S&P Mid-Cap Multi-Lines Insurance Index. The Company was a member of the S&P MidCap 400 Index (Property/Casualty) industry group through year-end 2001. However, beginning January 2, 2002, Standard & Poor's instituted the Global Industry Classification Standard (GICS) going forward which resulted in the Company's re-classification to the S&P MidCap Multi-Lines Insurance Index and the elimination of the S&P MidCap 400 Index (Property/Casualty) industry group.

    The comparisons in the Graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Common Stock.


                                    [CHART]

                                  S&P 400 MidCap      S&P MidCap 400
                     S&P MidCap   Insurance (P&C)     Insurance
       Unitrin       400 Index    (Discontinued)      (MultiLine)
1996    $100             $100            $100                $100
1997    $120.83          $132.25         $140.24             $109.58
1998    $139.53          $157.52         $147.44             $122.37
1999    $152.25          $180.71         $105.32             $ 83.35
2000    $172.00          $212.35         $155.78             $ 98.50
2001    $187.28          $196.42         $147.59             $ 86.11

Pension Plans

    The following table shows, for specified levels of average final compensation and years of credited service, the estimated annual benefits payable under the Company's tax-qualified retirement plan (the "Retirement Plan") and a related, non-qualified, supplemental executive retirement plan. Average final compensation represents the average annual covered compensation paid for the highest 60 consecutive months in the 120-month period ending three months prior to retirement. These benefit estimates assume retirement in 2002 at age 65 or older.

                 Annual Retirement Benefits -- 2002 Estimates

                                           Annual Benefit Expressed in Dollars
Average Final Annual Compensation               Years of Credited Service
--------------------------------- -----------------------------------------------------
                                     5        10       15       20       25      30+
                                  -------- -------- -------- -------- -------- --------
           $  200,000............ $ 15,218 $ 30,436 $ 45,654 $ 60,871 $ 76,089 $ 91,307
           $  250,000............ $ 19,343 $ 38,686 $ 58,029 $ 77,371 $ 96,714 $116,057
           $  300,000............ $ 23,468 $ 46,936 $ 70,404 $ 93,871 $117,339 $140,807
           $  350,000............ $ 27,593 $ 55,186 $ 82,779 $110,371 $137,964 $165,557
           $  400,000............ $ 31,718 $ 63,436 $ 95,154 $126,871 $158,589 $190,307
           $  450,000............ $ 35,843 $ 71,686 $107,529 $143,371 $179,214 $215,057
           $  500,000............ $ 39,968 $ 79,936 $119,904 $159,871 $199,839 $239,807
           $  550,000............ $ 44,093 $ 88,186 $132,279 $176,371 $220,464 $264,557
           $  600,000............ $ 48,218 $ 96,436 $144,654 $192,871 $241,089 $289,307
           $  650,000............ $ 52,343 $104,686 $157,029 $209,371 $261,714 $314,057
           $  700,000............ $ 56,468 $112,936 $169,404 $225,871 $282,339 $338,807
           $  750,000............ $ 60,593 $121,186 $181,779 $242,371 $302,964 $363,557
           $  800,000............ $ 64,718 $129,436 $194,154 $258,871 $323,589 $388,307
           $  850,000............ $ 68,843 $137,686 $206,529 $275,371 $344,214 $413,057
           $  900,000............ $ 72,968 $145,936 $218,904 $291,871 $364,839 $437,807
           $  950,000............ $ 77,093 $154,186 $231,279 $308,371 $385,464 $462,557
           $1,000,000............ $ 81,218 $162,436 $243,654 $324,871 $406,089 $487,307
           $1,050,000............ $ 85,343 $170,686 $256,029 $341,371 $426,714 $512,057
           $1,100,000............ $ 89,468 $178,936 $268,404 $357,871 $447,339 $536,807
           $1,150,000............ $ 93,593 $187,186 $280,779 $374,371 $467,964 $561,557
           $1,200,000............ $ 97,718 $195,436 $293,154 $390,871 $488,589 $586,307
           $1,250,000............ $101,843 $203,686 $305,529 $407,371 $509,214 $611,057
           $1,300,000............ $105,968 $211,936 $317,904 $423,871 $529,839 $635,807
           $1,350,000............ $110,093 $220,186 $330,279 $440,371 $550,464 $660,557

    The foregoing benefits are illustrated as straight-life annuities and are not subject to reduction for Social Security or other offset amounts.

    The years of credited service in the Retirement Plan as of December 31, 2001 for each of the Company's executive officers named in the Summary Compensation Table are as follows: Mr. Vie (10); Mr. Southwell (5), Mr. Draut
(10), Mr. Renwick (10) and Mr. Konar (10). Compensation covered by the Retirement Plan is the participant's base salary and bonuses as defined in the Retirement Plan, but does not include compensation attributable to the exercise of stock options. The covered compensation for the executive officers named in the Summary Compensation Table on page 22 is the total of their salary and bonus amounts.

    Mr. Vie formerly participated in a defined benefit retirement plan sponsored by a subsidiary of the Company. His participation in that plan was suspended on January 1, 1992 and no further contributions will be made on his behalf; however, he will be entitled to benefits under the plan upon retirement based on contributions made through the end of 1991. Assuming retirement at age 65, Mr. Vie would receive annual benefits of $20,971.

Change of Control Arrangements

    The Company has entered into individual severance agreements with the currently serving named executive officers (the "Agreements"). The Agreements provide various severance benefits to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within two years after a change of control. Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change of control. A change of control is deemed to occur if any person is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company's Board of Directors on the date of the Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board. Each executive officer would be entitled under the Agreements to: (i) a lump sum severance payment based on a multiple (specified below) of his annualized salary; (ii) continuation for up to three years of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company's expense for up to fifty-two weeks. The Agreements contain identical terms and conditions, except that the severance compensation multiple is 3.0 for Mr. Vie and 2.0 for the other executive officers.

    The Agreements are not employment contracts. Benefits payable are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute "excess parachute payments" for purposes of Section 280G of the Code. In determining whether there are excess parachute payments, consideration must be given to payments triggered by a change in the Company's control. Depending on what actions are taken by the Company's Board of Directors under the Company's stock option plans in connection with a change in control, certain amounts relating to non-qualified stock options may be factored in to the determination regarding excess parachute payments. If severance benefits along with potential stock option amounts had become payable on December 31, 2001 as a result of a change of control on that date, no executive officers would have received gross-ups for excess parachute payments.

                                  PROPOSAL 2:
                        TO APPROVE THE ADOPTION OF THE
                     UNITRIN, INC. 2002 STOCK OPTION PLAN

    On February 6, 2002, the Board of Directors adopted the Unitrin, Inc. 2002 Stock Option Plan (the "Plan"), subject to shareholder approval. The following description of the Plan is a summary and does not purport to be fully descriptive. For a full description of the Plan, a copy of the Plan is attached to this Proxy Statement as Exhibit A. Options may continue to be granted under the Unitrin, Inc. 1997 Stock Option Plan until options covering all shares presently available for issuance under such Plan (approximately 700,000) have been granted.

  General

    The purpose of the Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by selected executives and other key employees (including employee directors) and other key persons providing services to the Company and its subsidiaries or affiliates ("Participants"). All options issuable under the Plan must be granted by February 1, 2012, except for Restorative Options (defined below) which generally may continue to be granted after February 1, 2012 until expiration of the original options from which such Restorative Options arise.

    Effectiveness of the Plan is subject to approval by the Company's shareholders at the 2002 Annual Meeting. Approval of the Plan requires the affirmative vote of holders of a majority of the shares of the Common Stock represented and voting at the 2002 Annual Meeting, including abstentions which are counted as voting power under applicable state law.

  Administration

    The Plan will be administered by a committee of the Board of Directors ("Committee") consisting of two or more persons who qualify both as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" under the Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions. The Plan would authorize the Committee to grant (i) incentive stock options ("ISOs") under Section 422 of the Code, (ii) non-qualified stock options, and (iii) stock appreciation rights ("SARs") to Participants (collectively, "Awards"). Subject to the provisions of the Plan, the Committee would have authority to construe and interpret the Plan, to determine eligible Participants, to select the times at which Awards will be granted, whether an option will be an ISO or non-qualified option, the size of the Award, the exercise price for the Award and all other determinations necessary or advisable for the administration of the Plan. In addition, the authority and discretion to grant Awards under the Plan may be delegated to one or more executive officers by the Board of Directors; provided, however, no such executive officer may grant Awards to himself or herself or to any officer of the Company subject to the reporting and short-swing liability provisions of
Section 16 of the Exchange Act.

  Shares Subject to the Plan

    The shares offered under the Plan consist of the Company's authorized but unissued shares or treasury shares of Common Stock and, subject to adjustment as discussed below, the aggregate amount of such shares which may be subject to Awards will not exceed five million (5,000,000). The maximum number of shares for which Awards may be granted to an individual Participant under the Plan is one third of such total. Shares of Common Stock issued under the Plan will be accompanied by rights issuable under the Company's Shareholder Rights Plan adopted August 3, 1994.

  Types of Awards

    Options. Under the Plan, the Committee may grant ISOs or non-qualified stock options. The exercise price for an option may not be less than the fair market value of the Company's Common Stock on the date of grant.

    Restorative Options. In the case of a Participant who pays the exercise price or tax withholding obligation of an option by surrendering "Mature Shares" (as defined below) of Common Stock previously owned by the Participant, the Participant generally is entitled to receive another option (a "Restorative Option") of the same type as the option being exercised for the same number of shares that were surrendered. Under the Plan, the term "Mature Shares" generally means shares of Common Stock that have been owned by a Participant unencumbered for at least six months and have not been surrendered by the Participant in connection with an exercise during the previous six months. The duration of the Restorative Option will be for the remaining term of the underlying option, and the exercise price shall be the fair market value of the Common Stock on the day on which the underlying option is exercised. Restorative Options may only be granted to employees or other key individuals performing services for the Company, its subsidiaries or affiliates as consultants or advisors at the time the underlying option is exercised. No Restorative Options will be granted if, on the date of exercise of the underlying option, such option is scheduled to expire within six (6) months.

    Stock Appreciation Rights. The Committee may also grant an option coupled with a SAR to a Participant entitling the Participant upon exercise of the SAR to receive an amount in any combination of cash or Common Stock equal in value to the difference between the associated option exercise price and the fair market value of the Common Stock on the date of exercise, in lieu of exercising the associated option.

  Other Terms of Awards

    Each Award and all rights associated therewith will expire on such date as the Committee may determine. Each Award will vest and be exercisable in such installments as the Committee determines and, unless otherwise provided in an agreement relating to the individual Award, shall not be exercisable for at least six months after grant. The exercise price for Awards may be paid in cash, Mature Shares held by the Participant or, if authorized by the Committee, through a secured promissory note in favor of the Company, or any combination of such forms of consideration.

  Fair Market Value of Common Stock

    For purposes of the Plan, the fair market value of a share of Common Stock will be determined by reference to the closing price of the Common Stock for the date on which the option is granted or exercised as subsequently reported in The Wall Street Journal, or if no prices are quoted for that day, the last preceding day on which prices are quoted, as the case may be (or if for any reason no such price is available, in such manner as the Committee deems appropriate). On March 11, 2002, the closing price of the Common Stock as reported in The Wall Street Journal was $39.96 per share.

  Grants Under the 2002 Plan

    No Awards will be granted under the Plan prior to shareholder approval of the Plan. Determinations as to who will be selected in the future as Participants in the Plan and the amounts of their Awards have not been made. Since no such determinations have yet been made, it is not possible to state the terms of any individual Awards which may be issued under the Plan or the names or positions or respective amounts of the allotment to any individual who may participate.

  Transferability

    Unless otherwise provided in an agreement relating to an Award, no Award may be transferred, other than by will or the laws of descent and distribution, and may not be pledged or otherwise encumbered either voluntarily or by operation of law.

  Cessation of Services

    If a Participant ceases to provide services to the Company or any of its subsidiaries or affiliates other than as a result of death, disability, retirement or for substantial cause, the participant will have 90 days to exercise any vested Awards. After such 90 days, all outstanding vested Awards will terminate. All Awards that are not vested on the date of cessation of services will immediately expire on such date. If a Participant's services are terminated for substantial cause, all of the Participant's Awards (both vested and unvested) will terminate as of the date of termination of services.

  Retirement, Death or Disability

    Following the retirement, death or long-term disability of a Participant while providing services to the Company, a subsidiary or affiliate, the Participant (or his or her representative) will have one year to exercise the Participant's outstanding Awards to the extent such Awards are vested at the time of such event, after which all unexercised Awards of the Participant will terminate. All Awards that are not vested on the date of death or disability will immediately expire on such date.

  Sale or Divestiture of Employer

    In the event the Company's controlling interest in any subsidiary or affiliate ceases as a result of sale, divestiture or otherwise, Participants employed by such former subsidiary or affiliate will have 90 days from such cessation of control (or one year in the case of Participants who have attained the age of 55 on such date) to exercise all options (including SARs) that are vested on such date. All Awards that are not vested on the date of the cessation of the Company's control will immediately expire on such date.

  Adjustment Provisions

    If there is a stock split, stock dividend or similar change affecting the Company's Common Stock, appropriate and proportionate adjustments may be made in the number of shares that may be issued in the future and the number of shares and price of all outstanding Awards made before such event.

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all property, or more than eighty percent (80%) of the then outstanding stock, of the Company to another corporation, the Plan will terminate; provided, however, that notwithstanding the foregoing, the Board will provide for any one or more of the following alternatives in connection with such a transaction: (i) for each Award previously granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the Award granted or the substitution by such corporation for such Award with new Awards covering the stock of the successor corporation, or its parent or subsidiary as appropriate; (iii) the continuance of the Plan by such successor corporation in which event the Plan and Awards shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Awards. In addition, the Committee may, in its discretion, provide in any individual agreement covering an Award that, upon the occurrence of certain events, including a change in control of the Company, any unvested Awards will immediately become vested and exercisable.

  Duration, Amendment and Termination

    The Board may suspend or terminate the Plan or amend the terms of the Plan at any time, subject to the prior approval of the Company's shareholders if applicable law requires such approval or if such shareholder approval is deemed desirable by the Committee in order to obtain or preserve certain benefits or achieve a "safe harbor" status. No amendment, suspension or termination of the Plan shall in any case modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan without the consent of the Participant.

  Federal Income Tax Information

    Non-qualified Stock Options and SARs. No income is realized by the Participant at the time a non-qualified option or SAR is granted. Upon exercise, the Participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the sale of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

    Incentive Stock Options. A Participant will not realize taxable income upon the grant or exercise of an ISO under the Plan. If the Participant does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the Participant as long-term capital gain, and any loss sustained will be a long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISO's gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the Participant. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the Participant would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE UNITRIN, INC. 2002 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2. EACH PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS SPECIFIED OTHERWISE ON SUCH PROXY.

                          INCORPORATION BY REFERENCE

    Notwithstanding any general statement to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement into such filings, the Report of the Audit Committee, the Report of the Compensation Committee, and the Unitrin Common Stock Performance Graph (and related data points) contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

                                 * * * * * * *

    This Proxy Statement and the form of proxy are being mailed and delivered to the Company's shareholders by authority of the Board of Directors.

                                          /s/

                                          Scott Renwick
                                          SCOTT RENWICK
                                          Secretary

                                   EXHIBIT A

                                 UNITRIN, INC.

                            2002 STOCK OPTION PLAN

1. PURPOSE

    The purpose of the Unitrin, Inc. 2002 Stock Option Plan is to secure for Unitrin, Inc. and its shareholders the benefits arising from stock ownership by selected executive and other key employees of Unitrin, Inc. or its subsidiaries or affiliates and such other persons as the Committee (as defined hereafter) may from time to time determine.

2. DEFINITIONS

    As used herein, the following words or terms have the meanings set forth below:

    "Affiliate" means any person or entity controlled directly or indirectly by the Company, whether by equity ownership, contract or otherwise and shall include direct and indirect subsidiaries of the Company and mutual companies the management of which is controlled by the Company or its subsidiaries.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

    "Committee" means the Compensation Committee of the Board or any successor committee. The Committee shall be composed of two or more persons who qualify both as "outside directors" under Section 162(m) of the Code and related regulations and "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, or any successor provisions.

    "Common Stock" means the common stock of the Company.

    "Company" means Unitrin, Inc., a Delaware corporation.

    "Constructive or Actual Delivery" means either: (i) presentation to the Company of a recent brokerage account statement or other written evidence satisfactory to the Committee evidencing beneficial ownership by the Participant of Shares other than Shares held in 401(k), pension, IRA or similar accounts, or (ii) physical delivery of certificates evidencing Shares, properly indorsed for transfer to the Company or with an appropriately executed stock power.

    "Disability" or "Disabled" refers to a physical or mental condition that:
(i) would qualify a Participant for benefits under a long-term disability insurance plan under which such Participant is covered, or (ii) in the absence of any such plan, would cause such Participant to be unable to substantially perform his or her duties as an employee, director, consultant or advisor, as the case may be.

    "Exercise Price" means the price at which the Shares underlying an Option may be purchased upon exercise of the Option.

    "Fair Market Value," as used to refer to the price of a Share on a particular day, means the closing price for the Common Stock for that day as subsequently reported in The Wall Street Journal, or if no prices are quoted for that day, the last preceding day on which such prices are quoted (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the fair market value of the Common Stock.)

    "ISO" means an Option that satisfies the requirements of Code Section 422(b) and any regulations promulgated thereunder from time to time, or any successor provisions thereto.

    "Mature Shares" means Shares that satisfy the following requirements:

        (i) have been owned by a Participant free of any encumbrances, vesting requirements or similar restrictions for at least six (6) months; and

        (ii) have not been exchanged or surrendered by Constructive or Actual Delivery in full or partial payment of the Exercise Price and/or the related tax withholding obligations arising out of an Option exercise within the previous six months.

    The Committee may from time to time increase or decrease the six-month holding periods specified in (i) and (ii) above in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants under any provision of law or any accounting rule, pronouncement or interpretation by the Financial Accounting Standards Board or its successor. The Committee may eliminate the holding periods in (i) and (ii) above in the event that there are no legal or accounting requirements that they be imposed or if there is no longer any advantage to the Company or the Participants that they be imposed and such elimination is otherwise consistent with applicable legal and accounting requirements. The Company may also reinstate holding periods in order to satisfy applicable legal or accounting requirements or to secure advantageous treatment for the Company or the Participants of the type contemplated above.

    "Non-Qualified Option" means an Option that does not satisfy the requirements for an ISO.

    "Option" means an option granted to a Participant under this Plan to purchase a designated number of Shares.

    "Option Agreement" means an agreement between the Company and a Participant evidencing the terms and conditions of a particular Option.

    "Participant" means an individual selected by the Committee to receive an Option or Stock Appreciation Right under the Plan.

    "Representative" means an executor, administrator, guardian, trustee or other representative of a Participant who has legal authority to exercise such Participant's Options or Stock Appreciation Rights on behalf of such Participant or such Participant's estate.

    "Restorative Option" means an Option granted to a Participant under Section 8 of the Plan.

    "Retirement" or "Retires" means the termination of a Participant's employment with the Company and/or its subsidiaries or affiliates after attaining age 55.

    "Shares" means shares of the Common Stock.

    "Stock Appreciation Right" means a right of the type described in Section 9 of the Plan.

    "Substantial Cause" means (a) the commission of a criminal act against, or in derogation of, the interests of the Company or its subsidiaries or affiliates; (b) knowingly divulging confidential information about the Company or its subsidiaries or affiliates to a competitor or to the public or using such information for personal gain, including, without limitation, by trading in Company securities on the basis of material, non-public information; or (c) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests or reputation of the Company or its subsidiaries or affiliates to constitute substantial cause for the termination of services by a Participant as an employee, director, consultant or advisor. Nothing in this Plan shall be construed to imply that a Participant's employment or other relationship with the Company or its subsidiaries or affiliates may only be terminated for Substantial Cause.

3. THE COMMITTEE

    The Plan shall be administered by the Committee, which shall have authority:

        (i) to construe and interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan;

        (ii) to make all determinations as to eligibility pursuant to Section 5(a) of the Plan;

        (iii) to grant Options and Stock Appreciation Rights as more fully described in Section 5(b) below;

        (iv) to make adjustments or modifications to, or to waive, the terms of any outstanding Options or Stock Appreciation Rights, provided that such actions are consistent with the terms of the Plan and do not adversely affect or impair the rights under such Options or Stock Appreciation Rights;

        (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan; and

        (vi) to make all other determinations necessary or advisable for the administration of the Plan.

    All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their Representatives, successors in interest and beneficiaries. Any action of the Committee with respect to administration of the Plan shall be taken at a meeting of the Committee at which a quorum is present or by written consent of its members.

4. SHARES SUBJECT TO PLAN

    Subject to adjustment as provided in Section 13(a) hereof, the maximum number of Shares that may be issued pursuant to the exercise of Options and Stock Appreciation Rights shall not exceed five million (5,000,000) Shares in total. The maximum number of Shares that may be issued to an individual Participant under the Plan shall be one-third of such total. If any Option granted under the Plan shall expire or terminate for any reason (other than surrender at the time of exercise of a related Stock Appreciation Right), without having been exercised in full, the unpurchased Shares subject thereto shall again be available for grant under the Plan. Any Shares that are used by Constructive or Actual Delivery as full or partial payment for the Exercise Price of an Option and/or the withholding taxes arising from the exercise of such Option, or that are withheld from the Shares that would otherwise be issued upon exercise of such Option in full or partial payment of such withholding taxes, shall in each case be added to the aggregate number of Shares available for issuance under this Plan.

5. ELIGIBILITY AND GRANTING AUTHORITY

    a) Eligibility. The following persons shall be eligible to receive grants of Options or Stock Appreciation Rights under this Plan:

        (1) executive and other key employees of the Company or of any subsidiary or affiliate of the Company who are selected by and in the sole discretion of: (i) the Committee or, (ii) if applicable, an executive officer of the Company who has been delegated such authority in accordance with Section 5(b)(ii) below; and

        (2) any key person selected by the Committee in its sole discretion who renders services to: (i) the Company or a Company subsidiary or affiliate as a member of its board of directors, or (ii) the Company or a Company subsidiary or affiliate as a consultant or advisor pursuant to a written agreement.

    Any persons selected pursuant to Section 5(a)(2) above shall only be eligible to receive Non-Qualified Options (including Restorative Options issued with respect to such Options).

    b) Granting Authority. Subject to the provisions of the Plan, the authority and discretion to determine the Participants to whom and the time or times at which Options shall be granted, whether an Option will be an ISO or a Non-Qualified Option, whether to couple a Stock Appreciation Right with an Option and the terms and conditions of such Right, the number of Shares to be subject to each Option, the Exercise Price, the number of installments, if any, in which each Option may vest, the expiration date of each Option and all other terms and conditions of each Option shall reside with the following persons:

        (i) the Committee; and

        (ii) if authorized by a resolution adopted by the Board, one or more executive officers of the Company may be delegated such authority and discretion, provided that no such officer may grant Options or Rights to himself or herself or to any officer of the Company who is subject to the reporting and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934.

6. TERMS OF OPTIONS

    a) Duration. Each Option and all rights associated therewith, shall expire on such date as the Committee may determine, subject to earlier termination as provided in this Plan. All Options granted under this Plan shall be granted on or before February 1, 2012, except for Restorative Options which may continue to be granted after February 1, 2012 until the expiration dates of the original Options from which such Restorative Options arose, subject in all events to the limitations in Section 8(b).

    b) Exercise Price. The Exercise Price for each Share that is the subject of an Option shall be determined by the Committee and shall not be less than the Fair Market Value of the Common Stock on the date of grant, subject to adjustment pursuant to Section 13.

    c) Vesting. Each Option granted under this Plan shall vest and be exercisable in such installments, if any, during the period prior to its expiration date as the Committee shall determine, and, unless otherwise specified in an Option Agreement, no Option shall be exercisable for at least six months after grant except in the case of the death or Disability of the Participant.

    d) Non-Transferability. Unless otherwise provided in an Option Agreement, an Option (and any accompanying Stock Appreciation Right) shall, by its terms, be non-transferable by the Participant, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant (or, in the case of the incapacity of the Participant, by the Participant's Representative) regardless of any community property interest therein of the spouse of the Participant, or such spouse's successors in interest. If the spouse of the Participant shall have acquired a community property interest in such Option (or accompanying Stock Appreciation Right), the Participant, or the Participant's Representative, may exercise the Option (or accompanying Stock Appreciation Right) on behalf of the spouse of the Participant or such spouse's successors in interest.

    e) Option Agreements. The terms of each Option granted pursuant to this Plan shall be evidenced by an Option Agreement in a form approved by the Committee and signed by both the Company and the Participant, except that a Restorative Option may be evidenced by a certificate or statement issued by the Company that recites the essential terms of such Option.

7. EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

    a) Notice by Participant. Each Participant (or such Participant's Representative) who desires to exercise an Option or Stock Appreciation Right shall give advance written notice of such exercise to the Company in such form as may be prescribed from time to time by the Committee or the management of the Company.

    b) Payment for Exercises of Options. The Exercise Price of an Option shall be paid in full at the time of exercise of such Option: (i) by check payable to the order of the Company, (ii) by Constructive or Actual Delivery of Mature Shares, (iii) by electronic transfer of funds to an account of the Company,
(iv) if authorized by the Committee, by a promissory note by the

Participant payable to or to the order of the Company, upon such terms and conditions and secured by such collateral as may be required by the Committee, or (v) any combination of the foregoing. Mature Shares used by Constructive or Actual Delivery to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

    c) Partial Exercises. No Option or Stock Appreciation Right may be exercised for a fraction of a share and no partial exercise of any Option or Stock Appreciation Right may be made for less than fifty (50) shares unless the total number of Shares covered by an Option is less than 50 at the time of exercise or unless an Option or Stock Appreciation Right is scheduled to expire within six months of the date of exercise.

    d) Withholding Taxes. Upon the exercise of a Non-Qualified Option or a Stock Appreciation Right, the Company shall have the right to: (i) require such Participant (or such Participant's Representative) to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise, or (ii) deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. Subject to the limitation set forth in the next sentence, a Participant or such Participant's Representative may elect to satisfy all or any portion of the tax withholding obligations arising from the exercise of an Option or Stock Appreciation Right either by: (1) any of the methods described in Section 7(b), or (2) directing the Company to withhold Shares that would otherwise be issued pursuant to such exercise. No Participant or Participant's Representative shall have the right to utilize Constructive or Actual Delivery of Mature Shares or have Shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their Fair Market Value on the date of exercise.

    e) Exercise of Stock Appreciation Rights. Exercises of Stock Appreciation Rights shall be done in accordance with provisions of Sections 7(a) and 9.

8. RESTORATIVE OPTIONS

    a) Grant and Terms of Restorative Options. Subject to the remaining provisions of this Section 8, if a Participant elects to pay some or all of the Exercise Price of an Option (the "Underlying Option") and/or any related withholding taxes by Constructive or Actual Delivery of Mature Shares (or, in the case of such taxes, by directing the Company to withhold Shares that would otherwise be issued upon exercise of such Underlying Option), then such Participant shall be granted a Restorative Option to purchase additional Shares without any further action required on the part of the Committee or any officer of the Company. The number of Shares subject to the Restorative Option shall be equal to the sum of: (a) any Mature Shares used by Constructive or Actual Delivery to pay the Exercise Price and/or the related withholding taxes, and
(b) any Shares withheld from an exercise in payment of withholding taxes. The Exercise Price of the Restorative Option shall be equal to the Fair Market Value of the Common Stock on the date the Underlying Option is exercised. The

Restorative Option shall be fully vested beginning six months after the date of its grant and shall expire on the expiration date of the Underlying Option. All other terms of the Restorative Option shall be identical to the terms of the Underlying Option.

    b) Limitations on Restorative Options. No Restorative Options shall be granted: (i) to any Participant who does not meet any of the standards for eligibility set forth in Section 5(a) on the date of exercise of the Underlying Option, or (ii) if, on the date of exercise of the Underlying Option, such Option is scheduled to expire within six (6) months.

9. STOCK APPRECIATION RIGHTS

    If deemed appropriate by the Committee, any Option may be coupled with a Stock Appreciation Right at the time of the grant of the Option, or the Committee may grant a Stock Appreciation Right to any Participant at any time after granting an Option to such Participant but prior to the expiration date of such associated Option. Such Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose, provided that:

        (i) A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the associated Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the Option);

        (ii) A Stock Appreciation Right shall entitle the Participant to surrender to the Company unexercised the Option to which it is related, or any portion thereof (subject to Section 7(c)), and to receive from the Company in exchange therefor that number of Shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the Fair Market Value of one Share over the Exercise Price per Share specified in such Option, multiplied by the number of Shares subject to the Option, or portion thereof, which is so surrendered; and

        (iii) The Committee may elect to settle, or the Stock Appreciation Right may permit the Participant to elect to receive (subject to approval by the Committee), any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate Fair Market Value of that part or all of the Shares it would otherwise be obligated to deliver, provided that in no event shall cash be payable to an officer or director of the Company upon exercise of a Stock Appreciation Right: (i) if the Stock Appreciation Right was exercised during the first six months of its term; or (ii) unless the transaction is otherwise exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934.

10. HOLDING OF COMMON STOCK

    At the discretion of the Committee, any Option Agreement may provide that the Participant, by accepting such Option, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares purchased upon exercise of the Option or any accompanying Stock Appreciation Right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the Participant shall furnish evidence in form and substance satisfactory to the Company to that effect, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such Participant.

11. CESSATION OF SERVICES

    a) Termination of employment. If a Participant ceases to be an employee of the Company or any of its subsidiaries or affiliates other than by reason of death, Disability or Retirement, then the following consequences shall apply:

        1) If the termination of employment was not for Substantial Cause, then the Participant shall have 90 days from the date of termination in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such 90-day period shall expire and be of no further force or effect. All Options that were not vested on the date of termination shall immediately expire and be of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment provided that no Option may be exercised during a leave of absence, except during the first 90 days thereof unless otherwise consented to in writing by the Committee. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

        2) If the termination of employment was for Substantial Cause, then all of the Participant's outstanding Options (and any accompanying Stock Appreciation Rights) shall immediately terminate (whether vested or not) as of the date of such termination and shall be of no further force or effect.

    b) Death or Disability. If a Participant dies or becomes Disabled while employed by the Company or any of its subsidiaries or affiliates or while such Participant was providing services as a director, consultant or advisor to any of such entities, then the Participant (or his or her Representative) shall have one year from the date of death or the date the Participant first became Disabled in which to exercise any Options that were vested on such date. All Options that were not vested on such date shall immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

    c) Retirement. If a Participant Retires, the following consequences shall apply:

        (i) If the Participant continues to render services to the Company or any of its subsidiaries or affiliates as a director, or as a consultant or advisor pursuant to a written agreement, then all Options held by such Participant shall continue in full force and effect in accordance with their terms for so long as such Participant continues to satisfy at least one of the eligibility requirements of Section 5(a). Thereafter, if the Participant dies or becomes Disabled, the provisions of Section 11(b) above shall apply, or if the Participant at any time fails to satisfy at least one of the eligibility requirements of Section 5(a), then the provisions of
    Section 11(a)(i) above (including time limits for the exercise of vested Options) shall apply as if the Participant had experienced a termination of employment thereunder. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

        (ii) If the Participant does not at the time of Retirement satisfy any of the eligibility requirements of Section 5(a), then the Participant shall have one year from the date of retirement in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such one-year period shall expire and be of no further force or effect. All Options that were not vested on the date of Retirement will immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

    d) Sale or Divestiture of Employer. In the event that the Company sells or divests its controlling interest in any subsidiary or if its control of an affiliate ceases, then any employee of such subsidiary or affiliate who is a Participant shall have 90 days from the date of such sale, divestiture or cessation of control (or one year in the case of a Participant who has attained the age of 55 on such date) in which to exercise all of his or her Options that were vested on such date and all such Options which are not exercised within such 90-day (or one year) period shall expire and be of no further force or effect. All Options that were not vested on the date of such sale, divestiture or cessation of control shall immediately expire and be of no further force or effect. The foregoing provisions shall apply equally to any Stock Appreciation Rights held by the Participant.

12. PRIVILEGES OF STOCK OWNERSHIP

    No Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable upon exercise of any Option or Stock Appreciation Right until Shares shall have been issued and delivered: (i) to the Participant in the form of certificates, (ii) to a brokerage or other account for the benefit of the Participant either in certificate form or via "DWAC" or similar electronic means, or (iii) to a book entry or direct registration account in the name of the Participation. No shares shall be issued and delivered upon the exercise of any Option or accompanying Stock Appreciation Rights unless and until there has been compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of an available exemption), all applicable listing requirements of the New York Stock Exchange or any other national securities exchange or market on which the Common Stock is then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

13. ADJUSTMENTS

    a) Stock splits, reorganizations, etc. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Options (and accompanying Stock Appreciation Rights) may thereafter be granted under this Plan. A corresponding adjustment changing the number or kind of shares or securities allocated to unexercised Options (and any accompanying Stock Appreciation Rights), or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in an outstanding Option (or Stock Appreciation Right) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or Stock Appreciation Right) but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by the Option (or Stock Appreciation Right).

    b) Equity Restructurings. The Committee may, but shall not be obligated to, make an appropriate reduction in the Exercise Price of any outstanding Option, and/or grant additional Options to the holder of any outstanding Option, to compensate for the diminution in the intrinsic value of the Shares resulting from any non-reciprocal transaction (i.e., one in which the Company does not receive consideration) between the Company and its shareholders, such as a spin-off, stock dividend, rights offering, or recapitalization through a special, substantial nonrecurring dividend.

    c) Change of Control Events. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding Common Stock of the Company to another corporation, this Plan shall terminate; provided, however, that notwithstanding the foregoing, the Board shall provide in writing in connection with such transaction for any one or more of the following alternatives (separately or in combinations): (i) for each Option and any accompanying Stock Appreciation Rights theretofore granted to become immediately exercisable notwithstanding the provisions of Section 6(c) hereof, (ii) for the assumption by the successor corporation of the Options and Stock Appreciation Rights theretofore granted or the substitution by such corporation for such Options and Stock Appreciation Rights theretofore granted of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options and any accompanying Stock Appreciation Rights therefore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Options and rights. At the discretion of the Committee, any Option Agreement may contain provisions to the effect that upon the happening of certain events, including a change in control of the Company (as defined by the Committee in such Option Agreement), any outstanding Options and accompanying Stock Appreciation Rights not theretofore vested shall immediately become vested and exercisable in their entirety, notwithstanding any of the other provisions of the Option.

    d) Authority of Committee. All adjustments under this Section 13 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on any such adjustment.

14. AMENDMENT AND TERMINATION OF PLAN

    The Board may at any time suspend or terminate the Plan or amend or revise the terms of the Plan. In the event that any provision of applicable law mandates that any such amendment or revision be approved by the Company's shareholders, then such amendment or revision shall be submitted to such shareholders for approval or ratification within a time period that satisfies such law. In the case of other laws that require shareholder approval of amendments or revisions as a condition to receiving or preserving certain benefits (e.g., deductibility of certain compensation under Section 162(m) of the Code) or achieving a "safe harbor" status, the Board shall have sole discretion to determine whether or not to submit amendments and revisions to the Company's shareholders for approval.

    Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Board, in any way modify, amend, alter or impair any rights or obligations under any outstanding Option or accompanying Stock Appreciation Right unless the written consent of the holder of such Option or Right is first obtained.

15. ARBITRATION.

    The Committee may, as a condition to granting Options or Stock Appreciation Rights, require that a Participant agree in writing to submit all disputes or claims arising out of or relating to any such Options or Stock Appreciation Rights to binding arbitration in accordance with such terms as the Committee shall prescribe.

                              THANK YOU FOR VOTING!
                              FOLD AND DETACH HERE
================================================================================
UNITRIN
-------
One East Wacker Drive                                        PROXY
Chicago, Illinois 60601                          Annual Meeting of Shareholders


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 11, 2002, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets, Chicago, Illinois 60670, at 10:00 a.m. on May 1, 2002, and at any adjournment thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

(1) Proposal 1 -- Election of Directors. Nominees for director are:
  (01) James E. Annable            (06) William E. Johnston, Jr.
  (02) Eric J. Draut               (07) Fayez S. Sarofim
  (03) Douglas G. Geoga            (08) Donald G. Southwell
  (04) Reuben L. Hedlund           (09) Richard C. Vie
  (05) Jerrold V. Jerome           (10) Ann E. Ziegler

(2) Proposal 2-- To approve the adoption of the Unitrin, Inc. 2002 Stock Option Plan.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date this card on the reverse side and return promptly in the envelope provided.

If you vote by telephone or Internet, please DO NOT mail back this proxy card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                     UNITRIN
                              One East Wacker Drive
                            Chicago, Illinois 60601

--------------------------------------------------------------------------------

    You may submit your proxy by mail, by telephone or through the Internet.
               Please use only one of the three response methods.

                                     BY MAIL

Mark, sign and date your proxy card and return it in the enclosed envelope to: First Union National Bank
Attn: Proxy Tabulation NC-1153 P.O. Box 217950
Charlotte, NC 28254-3555

                                       Or

                                  BY TELEPHONE

(Available only until 3:00 pm EDST on April 30, 2002)
Call toll free 1-866-361-3806 on any touch-tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box below; then just follow the instructions.

                                       Or

              THROUGH THE INTERNET

(Available only until 3:00 pm EDST on April 30, 2002)

Access the website at
w w w. p r o x y v o t e n o w . c o m / u n t to authorize the voting of your shares. You may access the site 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box below; then just follow the instructions.




                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

      This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals (1) and (2).
--------------------------------------------------------------------------------

                     FOR          WITHHELD

 1.  Election of     [_]            [_]
     Directors

For all, except vote withheld with respect to the following nominee(s):

                                                FOR     AGAINST      ABSTAIN

 2.  Unitrin, Inc. 2002 Stock Option Plan       [_]       [_]         [_]

 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                               [_]  Please check this box if you plan to attend
                                      this meeting.


          Please sign exactly as your name(s) appear hereon. All joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.



                    ------------------------------------------------------------


                    ------------------------------------------------------------
                    SIGNATURE(S)                              DATE

                                  UNITRIN, INC.

                       2002 Telephone Proxy Voting Script
                                  866/361-3806


"Welcome to the telephone proxy voting system for Unitrin. Please enter the control number on your card, followed by the pound sign."

If control number is validated, then:

"To vote as the Board of Directors recommends on all proposals, press 1. To vote on each proposal separately, press 2."

If 1, then: (recap and confirmation routine)

"You have chosen to vote as the Board of Directors recommends on all proposals. To confirm your vote, press 1. To change your vote press 2."

If 2, the process starts again from the top. If 1, then (signoff):

"Your vote has been cast. Thank you for your call."

If 2 (election to vote on each proposal separately). then:

"First we will ask you to cast your vote on the nominees for director. To vote in favor of all nominees, press 1. To withhold from all nominees, press 2. To withhold from an individual nominee, press 3.

If 1 or 2, vote recap, confirmation routine and branch to proposals.

If 3, then:

"Please enter the two-digit number that appears next to the name of the nominee you wish to withhold from, followed by the pound sign."

After the pound sign, then:

"If you wish to withhold from another nominee, enter the two-digit number that appears next to that nominee's name, followed by the pound sign, or if you have completed voting for the nominees, press star."

After the star sign, then:

"You have just chosen to withhold from the following nominees:"

The numbers are read back, then:

"To confirm your vote, press 1. To change your vote, press 2."

If 2, the withholding routine starts again from the top. If 1, then (branch to proposals):

"To cast your vote regarding proposal 2, press 1 to vote in favor, 2 to vote against, or 3 to abstain"

Vote recap and confirmation routine. When last proposal is confirmed, then

"If you are planning to attend the meeting, press 1. Otherwise, press 2." Then (signoff)

"Your vote has been cast.  Thank you for your call."

                                  UNITRIN, INC.

                        2002 Internet Proxy Voting Script
                            www.proxyvotenow.com/unt

[Screen No. 1]

Unitrin                                                    [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
--------------------------------------------------------------------------------


                    Your electronic proxy vote has the same validity as a properly executed proxy card returned by mail.

                                    To access the voting system, enter the
                                    unique control number printed on your proxy card, the click on Continue.

                    Your Control Number:
                    ------------------------------------------------------------

                    ------------------------------------------------------------


                                    Continue

                                    [If clicked, will go to Screen No. 2]

[Screen No. 2]

Unitrin                                                     [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
--------------------------------------------------------------------------------

                     Validated Control Number: ____________

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 11, 2002 at the Annual Meeting of Shareholders of Unitrin, Inc. to be held at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670, at 10:00 a.m. on May 1, 2002, and at any adjournment thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

         The Board of Directors Recommends a Vote FOR Proposals (1) and (2).

                     To vote your shares in connection with the meeting, select one of the following two choices, then click on Proceed.

                     |_| Vote as the Board of Directors recommends on all proposals. [If chosen and Proceed is clicked, will go to Screen No. 3]

                    |_| Vote on each proposal separately. [If chosen and Proceed is clicked, will go to Screen No. 4]

                                     -------
                                     Proceed
                                     -------

[Screen No. 3]

Unitrin                                                     [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
--------------------------------------------------------------------------------

                                                    Control Number: __________

                                 You elected to:

           Vote as the Board of Directors recommends on all proposals.

         Submit  [If clicked, will go to Screen No. 6]

         Modify Choice  [If clicked, will return to Screen No. 2]

[Screen No. 4]

Unitrin                                                     [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
------------------------------------------------------------------

                                                      Control Number: __________


                                You elected to:
                       Vote on each proposal individually.
Indicate your choice by clicking on the appropriate box, then Submit your vote:

1.  Election of Directors:

      [_] Vote FOR all nominees listed below.

      [_] Withhold authority to vote for all nominees listed below.

      [_] Withhold authority to vote for a specific nominee or nominees, as indicated by check after the name below.

Nominees:

                           (1)  James E. Annable              [_]
                           (2)  Eric J. Draut                 [_]
                           (3)  Douglas G. Geoga              [_]
                           (4)  Reuben L. Hedlund             [_]
                           (5)  Jerrold V. Jerome             [_]
                           (6)  William E. Johnston, Jr.      [_]
                           (7)  Fayez S. Sarofim              [_]
                           (8)  Donald G. Southwell           [_]
                           (9)  Richard C. Vie                [_]
                           (10) Ann E. Ziegler                [_]

2.  To approve the adoption of the Unitrin, Inc. 2002 Stock Option Plan

       O  FOR                 O  AGAINST                O  ABSTAIN


     Submit [If clicked, will go to Screen No. 5]

     Clear Ballot [If clicked, will clear choices and remain on this Screen]

[Screen No. 5]

Unitrin                                                     [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
--------------------------------------------------------------------------------

                                                      Control Number: __________


                             Summary of Your Choices


                1. Election of Directors

                      (1) James E. Annable
                      [FOR or WITHHOLD, depending on choice]

                      (2) Eric J. Draut
                      [FOR or WITHHOLD, depending on choice]

                      (3) Douglas G. Geoga
                      [FOR or WITHHOLD, depending on choice]

                      (4) Reuben L. Hedlund
                      [FOR or WITHHOLD, depending on choice]

                      (5) Jerrold V. Jerome
                      [FOR or WITHHOLD, depending on choice]

                      (6) William E. Johnston, Jr.
                      [FOR or WITHHOLD, depending on choice]

                      (7) Fayez S. Sarofim
                      [FOR or WITHHOLD, depending on choice]

                      (8) Donald G. Southwell
                      [FOR or WITHHOLD, depending on choice]

                      (9) Richard C. Vie
                      [FOR or WITHHOLD, depending on choice]

                      (10) Ann E. Ziegler
                      [FOR or WITHHOLD, depending on choice]

              Proposal
              2. To approve the adoption of the Unitrin, Inc. 2002 Stock Option
                 Plan

         ------
         Submit      [If clicked, will go to Screen No. 6]
         ------

         -----------
         Modify Vote [If clicked, will return to Screen No. 2]
         -----------

[Screen No. 6]

Unitrin                                                    [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
--------------------------------------------------------------------------------

                                                      Control Number: __________

               Please enter any additional applicable information:

                   |_|     I plan to attend the annual meeting.

                           Send me a confirmation of my vote:
                           Here's my e-mail address:

                           -----------------------------------------------------

                           -----------------------------------------------------

                                          ------
                                          Submit
                                          ------

                                          [If clicked, will go to Screen No. 7]

[Screen No. 7]

Unitrin                                                    [Unitrin, Inc. Logo]
Annual Meeting
Meeting Date: 05/01/2002
Record Date: 03/11/2002
-------------------------------------------------------------------------------

                                                     Control Number: __________

                  Thank you for voting through Proxy Vote Now.

         To vote another ballot, or to change your current vote, please click on Vote Again. No matter how many times you change your vote, the system will count only your last vote.

                                      ----------
                                      Vote Again
                                      ----------

                                      [If clicked, will return to Screen No. 1]